Exhibit

SECURED CREDITOR ASSET SALE AND PURCHASE AGREEMENT

This SECURED CREDITOR ASSET SALE AND PUCHASE AGREEMENT, (the "Agreement") is entered into as of June 18 , 2019, by and between Mid Penn Bank a Pennsylvania banking corporation ("Lender"), Yuengling's Ice cream Corporation, a Pennsylvania business corporation ("Debtor"), and YIC Acquisitions Corp., a Nevada business corporation ("Buyer").

WHEREAS, Lender, Debtor and Guarantors have previously entered into three Notes and Security Agreements, as set forth on Exhibit "A" (collectively "Note" and "Security Agreement"), hereafter capitalized terms in this Agreement shall have the same meaning as given to them in the Note and Security Agreement, including the term "Collateral";

WHEREAS, pursuant to the Note and Security Agreement, the Debtors agreed to strictly comply with all terms of the Note and Security Agreement;

WHEREAS, the Debtors have again defaulted under the Note and Security Agreement for, inter alia, failure to make timely payments;

WHEREAS, Lender has given written notice of the defaults;

WHEREAS, pursuant to the terms of and the Security Agreement, Lender has the immediate right to take possession of and sell any and all Collateral as a repossessing creditor, and proceed against the Debtor and Guarantors for any deficiency;

WHEREAS, the Debtors have consented to the Lender so that Lender can exercise its rights and remedies by having Debtor assemble the Collateral and to have Lender sell the Collateral to Buyer by way of a private sale under Pennsylvania's version of Article 9 of the UCC, 13 Pa.C.S.A. § 9610;

WHEREAS, based on these undertakings, Lender and Debtor have agreed to permit Lender to take control of the Collateral and to sell the Collateral to Buyer so long as Buyer assumes all secured debt of Debtor and that Guarantors continue to guaranty the debt as set forth on Exhibit A, on the terms stated below;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Lender hereby agree as follows:

1.          Recitals. The foregoing Recital paragraphs are incorporated herein by reference.

2.          Purchase and Sale of Transferred Assets; Excluded Assets.

a.       Upon the terms and conditions of this Agreement in consideration of and in exchange for the purchase price set forth in Exhibit "A", ("Assumed Debt") Lender agrees that on the closing date, which shall be 11 days from the date of notice to the Secured Parties, (unless waived by all secured parties) it shall sell to Buyer, and Buyer agrees to purchase from Lender through a private sale under 13 Pa. C.S.A. §9-610 of the Pennsylvania Uniform Commercial Code, all of Debtors right, title and interest in and to the assets described on Exhibit "B" attached hereto ("Collateral"), concurrently with the execution of this Agreement, Lender shall execute and deliver to Buyer the bill of sale, in the form attached hereto as Exhibit "C" (the "Bill of Sale") and Buyer shall pay the Lender, as contemplated by Section 4 of this Agreement, and deliver the assignment and assumption agreement ("Assignment and Assumption") as contemplated by Section 2 of this Agreement.

b.       Excluded Assets. The following assets are excluded from the private sale transaction (collectively the "Excluded Assets"):

i.        Ali assets set forth on Exhibit "D".

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3.          Purchase Price. Buyer agrees to pay Lender an amount equal to the Assumed Debt as set forth on Exhibit "A" by the assumption of the existing debt as set forth in Exhibit "A" ("Purchase Price") for all of the Transferred Assets.

4.          Obligations Assumed.

a.       Liabilities. Buyer agrees to assume all debt owed to the Lender as set forth in Exhibit "A" and deliver to Lender the Assignment and Assumption Agreement in the form attached hereto as Exhibit "E" (the "Assignment and Assumption Agreement") to assume those (and only those) liabilities of debtor expressly listed on Exhibit "A" attached hereto (collectively the "Assumed Liabilities").

b.       Liabilities and Obligations Not Assumed. Except as expressly set forth in Section 4a. above, Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Lender or of Debtor whatsoever. All liabilities, debts and obligations of Lender and of Debtor not expressly assume by Buyer hereunder are hereinafter referred to as the "Excluded Liabilities". The Excluded Liabilities include any liabilities or obligations now or hereinafter arising from Debtor's business activities prior to closing or any liabilities arising out of or connected to the liquidation and winding down of Debtor's business and the following whether incurred or accrued before, at or after closing:

i.	all taxes of the debtor, including any and all federal, state, local, foreign, or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad velorium tax, transfer tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee in any related charge or amount (including any fine, penalty, or interest), imposed, assessed, or collected by or under the authority of any governmental body and/or agency;

ii.	All liabilities with respect to current and former employees of the Debtor, except for liabilities with respect to any such employees retained by Purchaser that accrue after the Closing Date;

iii.	All liabilities relating to Excluded Assets;

iv.	All accounts payable (or other amounts payable) or claims;

v.	Any other liabilities that are not expressly included among the assumed liabilities; and

vi.	Those specific liabilities listed on Exhibit "F" attached hereto.

c.       No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. Assumption by Buyer of any liabilities or obligations of Lender or of Debtor under Section 4a. above shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies that the parties would have against the Lender or Debtor if the closing were not consummated.

d.       Books and Records. Buyer shall comply with all applicable federal, state and local laws and regulations with respect to the books and records of Debtor delivered to Buyer pursuant to this Agreement (the "Books and Records") and any and all confidential employee and customer information.

5.       Closing. Subject to satisfaction of the conditions preceded and set forth in Sections 6 and 7 below, the closing of the sale (the "Closing") will be held on the date 11 days after the date hereof, or such date mutually agreed upon by the Lender and the Buyer. The date on which Closing is consummated is referred to herein as the "Closing Date".

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6.        Lender's Conditions Precedent. Lender's obligations to consummate the closing shall be conditioned upon the satisfaction or waiver of the following:

a.       The representations, warranties, and covenants of Purchaser made herein shall have been true as of the Closing Date.

b.       As of the Closing Date, the sale of the Transferred Assets by Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor.

c.       Buyer shall have paid and delivered the Purchase Price.

d.       Buyer shall have executed and delivered to Lender Buyer's counterparts of (1) the Bill of Sale (2) the Assignment and Assumption Agreement and (3) the Patent Assignment and Trademark Assignment substantially in the forms attached hereto as Exhibits "G" and Exhibit "H", respectively, with respect to the Transferred Assets and Assumed Liabilities (collectively, the "Related Documents").

e.       On the Closing Date, the Private Sale Transaction shall not be stayed or subject to another injunction.

7.        Buyer's Conditions Precedent. Buyer's obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

a.       The representations, warranties, and covenants of Lender made herein shall have been true as of Closing Date.

b.       As of the Closing Date, the sale of the Transferred Assets by Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor. No litigation shall have been filed that would prevent closing or subject Buyer to a claim for damages as a result of the transactions.

c.       Lender shall have executed and delivered to Buyer Lender's counterparts of the Related Documents.

d.       On the Closing Date, the Private Sale Transaction shall not be stayed or subject to another injunction.

8.        Closing Obligations. At Closing, Buyer will deliver to Lender (a) the Purchase Price (if any) and (b) Buyer's executed counterparts of the documents set forth in Section 6.d of this Agreement. Lender will deliver to Buyer Lender's executed counterparts of the documents set forth in Section 7c. of this Agreement and Lender shall cause Debtor, to deliver control or possession of the Transferred Assets to Buyer on the Closing Date or at any time or times thereafter as requested by Buyer. The parties hereto further agree to execute and deliver to the other party any other documentation reasonably required or requested by the other party to effectuate the intent of the parties to this Agreement, including documentation required by the United States or foreign patent offices (and otherwise consistent with Article 9 of the Uniform Commercial Code) necessary to implement a proper chain of title in their assignment and ownership records. Following the Closing, Buyer will have the right to immediate possession of the Transferred Assets.

9.       Representation and Warranties of Lender. Except as expressly set forth in writing in this Agreement, the Transferred Assets are being sold "AS IS" and "WHERE IS" with no representations or warranties of any kind, express or implied, oral or written, with respect to the physical condition, faults or value of the Transferred Assets, There is no warranty relating to title, possession, quiet enjoyment or the like in this disposition. Lender hereby expressly disclaims any and all warranties, express or implied, relating to the Transferred Assets, including the warranty of merchantability and fitness for a particular purpose or any other fact or matter not expressly set forth herein. Upon the Closing, Buyer shall assume all responsibility, shipping costs, storage costs, liability and obligations for the physical condition and status of the Transferred Assets. Prior to Closing, the foregoing costs shall be the sole responsibility of the Debtor. Lender makes no express or implied warranties, representations or endorsements whatsoever, including warranties of merchantability, non-infringement or fitness for a particular purpose with regard to the Transferred Assets, and Lender hereby expressly disclaims any such warranties to the maximum extent permitted by applicable law. Lender makes no representation or warranty and shall have no liability whatsoever on behalf of Lender or any third parties with regard to the operation, performance, nonperformance, quality, availability, completeness, accuracy or security of any of the Transferred Assets or the delay, error, or interruption of the flow of information in connection with use of any of the foregoing. Lender has not undertaken any independent investigation (nor does Lender intend to do so) and Lender disclaims any liability as a result of or obligation to do so, to determine if there is any pending, threatened or potential inquiry, claim, investigation, litigation, proceeding or decree by any federal, state or local authority, or administrative agency, or any private party against or relating to the Transferred Assets, or if the Transferred Assets infringe any third party's intellectual property rights. Notwithstanding the foregoing, Lender represents and warrants to Buyer, as follows:

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a.       Lender (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to execute, deliver, and perform the transactions contemplated hereby; and (iii) is duly qualified or authorized to conduct business and is in good standing.

b.       The execution, delivery, and performance by Lender of this Agreement and the Related Documents and the consummation of the transaction contemplated hereby are within the power of Lender and have been duly authorized by all necessary actions on the part of Lender. The execution of this Agreement by Lender constitutes, or will constitute, a legal valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

c.       No consent, approval authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Lender (or any of its properties) is required for (i) Lender's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Lender of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

d.       Debtor is in default of its obligations under the Loan Documents and other obligations owing to Lender and Lender has validly exercised its rights under the Loan Documents and applicable law in foreclosing on the Collateral and Transferred Assets. Lender has a valid and perfected first priority lien upon and security interest in the Collateral and Transferred Assets, Lender has not amended or modified the Loan Agreement so as to limits its right to enter into this Agreement with Buyer to sell and convey the Debtor's rights and interest in the Transferred Assets.

e.       Lender has provided Notice of Private Sale Under Uniform Commercial Cost to the only other secured creditor, On Deck which has agreed to waive the 10 day notice and has agreed that the sale is commercially reasonable.

f.       Lender has complied with the all applicable provisions of the Uniform Commercial Code and the Loan Documents.

g.       The Consent is and remains fully in effect and enforceable.

h.       The sale of the Transferred Assets by the Lender or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including the "automatic stay" under 11 U.S.C. §362 in any pending case under Title 11 of the United States Code by or against Debtor.

11.       Representations and Warranties of Buyer. Buyer represents and warrants to Lender, as follows:

a.       Buyer (i) is a duly organized corporation, validly existing, and in good standing under the laws of the State of Nevada; and (ii) has all requisite power and authority to execute, deliver, and perform the transactions contemplated hereby.

b.       The execution, deliver, and performance by Buyer of this Agreement and the consummation of the transaction contemplated hereby are within the power of Buyer and have been duly authorized by all necessary actions on the part of Buyer. The execution of this Agreement by Buyer constitutes, or will constitute, a legal valid and binding obligation or Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' right generally and general principles of equity.

c.       No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Buyer (or any of its properties) is required for (i) Buyer's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Buyer of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

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d.       No person or entity acting on behalf of Buyer or any of its affiliates or under the authority of any of them is or will be entitled to any brokers or "finders" fee or any other commission or similar fee, directly or indirectly, from Buyer or any of its affiliates in connection with any of the transactions contemplated hereby.

12.       Expenses. Except as provided in the next sentence or as otherwise provided in this Agreement, Buyer shall bear their own expenses incurred in connection with the transactions contemplated by this Agreement and Reimburse Lender for all of its attorney fees and costs of this transaction. Notwithstanding the foregoing, if either party breaches this Agreement, the breaching party shall be responsible for the costs and expenses, including reasonable attorneys' fees, incurred by the other party in enforcing this Agreement against such breaching party by the non-breaching party.

13.       Transfer Taxes. Buyer shall pay all sales, use, excise, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, as levied by any taxing authority or governmental agency in connection with the transfer of Transferred Assets contemplated by this Agreement (collectively, the "Taxes").

14.        Lease; Employees; Continuing Access to Books and Records.

a.       Buyer is solely responsible for negotiating an assignment of the existing lease or negotiating a new lease for any premises leased by Debtor where any of the Transferred Assets are located, if so desired by Buyer, and the Closing under this Agreement is not contingent on such lease.

b.       Buyer is solely responsible for employing former Debtor employees as Buyer desires to employ and the Closing under this Agreement is not contingent on any such employment.

c.       Buyer shall permit Lender and Debtor reasonable access to and use of the Books and Records for wind down and similar corporate purposes. Such access and use shall be permitted during normal business hours and shall be conducted to minimize disruption to Buyer's post-closing operations.

15.        Survival; Indemnity. The representations and warranties and indemnification obligations of Lender and Buyer herein shall survive Closing. Buyer hereby agrees to indemnify, defend and hold Lender and Debtor harmless from and against, any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, proceedings, costs expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys) which may be imposed on, incurred by, or asserted against Lender or Debtor, as the case may be, in any way relating to or arising out of, or alleged to relate or arise out of, any misrepresentation by Buyer of any representation or warranty made by Buyer in this Agreement or other breach of this Agreement or under the Related Documents or misrepresentation of Buyer contained herein or Buyer's failure to timely discharge and pay the Assumed Liabilities in accordance with the terms of this Agreement. Lender hereby agrees to indemnify, defend and hold harmless Buyer from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys) which: (a) may be imposes on, incurred by, or asserted against Buyer in any way relating to or arising out of, or alleged to related or arise out of, any misrepresentation by Lender of any representation or warranty made by Lender in this Agreement or other breach by Lender of any term of this Agreement or (b) arises directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any Excluded Liability.

16.        Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing, and shall be deemed given when personally delivered to a party set forth below or when sent by telecopy providing a transmission confirmation (provided that such notices is immediately sent by a recognized overnight delivery service), or three (3) days after mailed by first class mail, registered, or certified, return receipt requested, postage prepaid, or when delivered by nationally-recognized overnight delivery service, with proof of delivery, delivery charges prepaid, in any case address as follows:

(a)	If intended for Debtor or Guarantors:

Yuengling's Ice Cream Corporation

1058 Centre Turnpike
Orwigsburg, PA 17961

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(b)	If intended for Lender:

Mid Penn Bank

2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski, Assistant Vice President

(c)	If intended for Buyer:

YIC Acquisitions Corp

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

17.       Miscellaneous.

a.       Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Transferred Assets, and all prior agreements, understandings, representations and statements, oral or written, are superseded hereby.

b.       Captions. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.

c.       Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument, Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.

d.       Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

e.       Further Assurances. At any time or from time to time after the Closing, without further consideration, Lender shall, at the request of Buyer, execute and deliver such further instruments and document as Buyer may reasonably request as may be reasonably necessary to evidence or effect the consummation of the transactions contemplated by this Agreement.

f.       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Lender. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

g.       Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania (without reference to conflicts of law principles).

h.       WAIVER OF TRIAL BY JURY. LENDER AND BUYER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHERHER SOUNDING IN CONTRACT, TOR, OR OTHERWISE. LENDER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

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i.       SUBMISSION TO JURISDICTION; SELECTION OF FORUM. EACH PARTY HERETO (A) AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (I) THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA OR IN THE EVENT THAT SUCH COURT LACKS SUBJECT MATTER JURISDICTION OVER THE ACT OR PROCEEDING, (II) IN AN APPROPRIATE STATE COURT LOCATED IN DAUPHIN COUNTY, PENNSYLVANIA (SUCH COURT IS HEREAFTER REFERRED TO AS THE "CHOSEN COURT" AND (B) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (C) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (D) WAIVES ANY ARGUMENT THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY THERETO, AND (E) AGREES THAT SERVICE OR PROCESS UPON ANY PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 16 OF THIS AGREEMENT.

j.       Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including", "included" or "include" shall mean "including without limitation".

k.       No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

I.       Successor and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign its rights or interests hereunder without providing the other party with prior written notice; provided, however, that Buyer shall be entitled to assign its rights under this Agreement to an entity wholly-owned by it. Neither party may delegate all or any of its obligations or duties hereunder, without the prior written consent of the other party.

m.       Fees and Expenses. Lender and Buyer shall each bear their own expenses, including legal fees, incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

n.       Confidentiality. Buyer and Lender agree that they will hold in confidence all information, data and documents obtained by them or any of their representatives from any representative, officer, or employee of each other, and that none of them nor any of their representatives will disclose any such information, data or documents to any third party and none of them will discuss this Agreement or the transactions contemplated hereby with any party other than officers, employees, agents and representatives of the party or their legal counsel and financing sources deemed necessary to the completion of the transactions described herein.

o.       Survival. The parties' representations, warranties and obligations contain in this Agreement shall survive the Closing.

[Signature Page Follows]

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IN WITNESS WHEREOF, Buyer and Lender have caused this Agreement to be executed as of the day and year first above written.

LENDER:

MID PENN BANK

By: _______________________
Name: _____________________
Title:______________________

BUYER:

YIC Acquisitions Corp., a Nevada business corporation

By: /s/ Everett M. Dickson
Name: Everett M. Dickson
Title: President

DEBTOR:

Yuengling's Ice Cream Corporation

By: _______________________
Name: _____________________
Title:______________________

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EXHIBIT A

SECURED DEBT— LIST OF LIABILITIES

As of 6/5/2019

SBA	1,056,807.27
Line of Credit	814,296.52
Freezer Truck Loan	17,908.02

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Note 500075031 YUENGLING'S ICE CREAM CORP

	Relationship	Date of Birth	Phone Number	Tax Identification

YUENGLINGIS ICE CREAM CORP	Owner		**********	EIN **_*******
1058 CENTRE TURNPIKE
ORWIGSBURG PA 17961-9055

Additional Relationship

Tax Name: YUENGLING'S ICE CREAM CORP

Summary

Principal Balance:	$1,039,606.21	Interest Method:	[6] 365/360 Payments P&I -
			Simple (30/360 Day Basis)
Interest Balance:	$6,064.36	Current Payment Due Date:	May 10, 2019
Net Payoff:	$1,056,807.27	Current Payment Due	$16,103.43
		Amount:
Maximum Credit:	$1,200,000.00	Date Last Payment:	May 07, 2019
Maximum Credit Code:	Non-Revolving	Amount Last Payment:	$16,103.43
Current Available Credit:	$0.00	Current Days Past Due:	26
Current Other Escrow	$0.00	Total Amount Due:	$43,342.56
Balance:
Current Late Charge	$11,135.70	Total Amount Past Due:	$16,103.43
Balance:
Current Other Escrow	$0.00	Payment Frequency:	Monthly
Interest Balance:
Participation Balance:	$779,704.65	Regular Payment Amount:	$16,103.43
Net Principal:	$259,901.56	Current Rate Over:	7.500000
Book Balance:	$1,039,606.21	One Day's Interest:	$216.5846
Net Book Balance:	$259,901.56	Current Yield:	7.753615
Total Collateral Value:	$0.00	Original Note Amount:	$0.00
Pledge LTV:	Secu red	Original Note Date:	Oct 16, 2015
Payments Scheduled:	124	Renewal Date:	Oct 17, 2015
Payments Billed:	44	Maturity Date:	Mar 13, 2026
Payments Made:	42	Contract Date:	Oct 16, 2015
Times Extended:		Months To Maturity:	81.3
Times Renewed:	1	Date Accrued Through:	Jun 04, 2019
Times Past Due 1-29 Days:	22	Date Last Transaction	May 20, 2019
		Activity:
Times Past Due 30-59 Days:	4	Date Principal Paid To:	Apr 10, 2019
Times Past Due 60-89 Days:		Date Interest Paid To:	May 07, 2019
Times Past Due 90+ Days:		Date Last Change:	Mar 11, 2019
		Date Last Updated:	Jun 04, 2019
Available Credit
Maximum Credit:	$1,200,000.00
Maximum Credit Code:	Non-Revolving
Available Credit:	$0.00
Line Available Balance Code:	Original Note Amount
Date Last Advance:	Mar 07, 2016	Date Last Zero Balance:	Oct 17, 2015
Amount Last Advance:	$75,000.01	Payment Reserve Option:	Include In Available Credit
		Internal Payment Option:	(None)

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Available Credit History

Print

	2019	2018	Loan-To-Date
Principal Advanced:	$0.00	$0.00	$1,200,000.00
Principal Paid:	$42,243.46	$84,478.16	$160,393.79
Average Balance:	$1,058,538.01	$1,124,332.22
Low Principal Balance:	$1,039,606.21	$1,081,849.67
High Principal Balance:	$1,081,849.67	$1,166,327.83
Days Active:	155	365
Days Inactive:
Interest Earned:
Interest Paid”	$33,966.65	$77,240.53	$255,952.34
	$32,477.61	$76,720.35	$249,887.98

Participation
Participation Number:	6500075031	Percent Participated:	75.0000%
Principal Balance:	$779,704.65	Interest Method:	[7] 365/360 P&I Separate-Simple (30/360 Day Basis)
Interest Balance	$4,548.27	Principal Payment Frequency:	Maturity
Payoff:	$784,252.92	Interest Payment Frequency:	Maturity
Current Rate Over Split	7.500000	Percent Participated Method:	Percentage of Base Note Balance
Service Fee Rate:	1.000000	Source Code:	[600001]
Total Amount Past Due:	$0.00	Recourse Code:	No Recourse
Original Note Amount:	$900,000.00
Original Note Date:	Mar 25, 2016
Maturity Date	(Extended) Mar 13, 2026

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YUENGLING'S ICE CREAM CORP

1058 CENTRE TURNPIKE

ORWIGSBURG PA 17961-9055

Loan Payoff Statement

Loan Payoff for:	Loan Number:	500075031
YUENGLING'S ICE CREAM CORP	Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE	Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055	Method:	6/6

Collateral:UCC FILING
STATE #2014082901251

Principal:		$1,039,606.21
Interest To Jun 05, 2019:		$6,064.36
Late Charges:		$11,135.70
UCC (1) STATE PAYOFF ADDENDA ON LOAN #2800296		$1.00
Net Amount Due:		$1,056,807.27

Additional Information

One Day's Interest:	$216.58

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Note 2800296 - YUENGLING'S ICE CREAM CORP

	Relationship	Date of Birth	Phone Number	Tax Identification

YUENGLINGIS ICE CREAM CORP	Owner		**********	EIN **_*******
1058 CENTRE TURNPIKE
ORWIGSBURG PA 17961-9055

Additional Relationship

Tax Name: YUENGLING'S ICE CREAM CORP

Principal Balance: Interest Balance:	$800,000.00 $11,266.66	Interest Method: Current Payment Due Date:	[7] 365/360 P&I Separate Jun 30, 2049
Net Payoff:	$814,296.52	Current Payment Due	$800,000.00
		Amount:
Maximum Credit:	$800,000.00	Current Interest Payment	May 01, 2019
		Due Date:
Maximum Credit Code:	Revolving	Current Interest Payment	$4,188.88
		Due Amount:
Current Available Credit:	$0.00	Date Last Payment:	Apr 30, 2019
Current Other Escrow	$0.00	Amount Last Payment:	$4,622.21
Balance:
Current Late Charge	$2,864.11	Current Days Past Due:	35
Balance:
Current Other Escrow	$0.00	Total Amount Due:	$11,530.77
Interest Balance:
Book Balance:	$800,000.00	Total Amount Past Due:	$8,666.66
Total Collateral Value:	$100,000.00	Payment Frequency:	Maturity
Pledge LTV:	800.00%	Regular Payment Amount:	$800,000.00
Payments Scheduled:	1	Current Rate Over:	6.500000
Payments Billed:		One Day's Interest:	$144.4444
Payments Made:		Current Yield:	6.590277
Times Extended:		Original Note Amount:	$0.00
Times Renewed:	0	Original Note Date:	Aug 27, 2014
Times Past Due 1-29 Days:	13	Maturity Date:	Jun 30, 2049
Times Past Due 30-59 Days;	4	Contract Date:	Aug 27, 2014
Times Past Due 60-89 Days:		Months to Maturity:	360.9
Times Past Due 90+ Days:		Date accrued Through:	Jun 04, 2019
		Date Last Transaction Activity:	May 16, 2019
		Date Principal Paid To:	Aug 27, 2014
		Date Interest Paid To:	Mar 19, 2019
		Date Last Change:	Dec 19, 2018
		Date Last Updated:	Jun 04, 2019
Available Credit
Maximum Credit:	$800,000.00
Maximum Credit Code:	Revolving
Available Credit:	$0.00
Line Available Balance Code:	Current Principal Balance
Date Last Advance:	Dec 21, 2016	Date Last Zero Balance:	Aug 27, 2014
Amount Last Advance:		Payment Reserve Option:	Not Included
		Internal Payment Option:	(None)

13

Payment Reserve Balance:	$0.00
Master Note:	1

Available Credit History

	2019	2018	Loan-To-Date
Principal Advanced:	$0.00	$0.00	$803,000.00
Principal Paid:	$0.00	$0.00	$3,000.00
Average Balance:	$800,000.00	$800,000.00
Low Principal Balance:	$800,000.00	$800,000.00
High Principal Balance:	$800,000.00	$800.000.00
Days Active:	155	365
Days Inactive:
Interest Earned:
Interest Paid”	$22,388.87	$47,927.71	$158,491.98
	$17,438.85	$46,961.07	$1487,225.32

14

YUENGLING'S ICE CREAM CORP

1058 CENTRE TURNPIKE

ORWIGSBURG PA 17961-9055

Loan Payoff Statement

Loan Payoff for:	Loan Number:	2800296
YUENGLING'S ICE CREAM CORP	Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE	Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055	Method:	7/0

Collateral: Multiple

Principal:		$800,000.00
Interest To Jun 05, 2019:		$11,266.66
Late Charges:		$2,864.11
SATISFACTION FEE (UCC)		$105.00
SCHUYLKILL COUNTY		$60.75
Net Amount Due:		$814,296.52

Additional Information

One Day's Interest:	$144.44

15

Note 500075031 YUENGLING'S ICE CREAM CORP

	Relationship	Date of Birth	Phone Number	Tax Identification

YUENGLINGIS ICE CREAM CORP	Owner		**********	EIN **_*******
1058 CENTRE TURNPIKE
ORWIGSBURG PA 17961-9055

Additional Relationship

Tax Name: YUENGLING'S ICE CREAM CORP

Summary

Principal Balance:	$1,039,606.21	Interest Method:	[6] 365/360 Payments P&I -
			Simple (30/360 Day Basis)
Interest Balance:	$6,064.36	Current Payment Due Date:	May 10, 2019
Net Payoff:	$1,056,807.27	Current Payment Due	$16,103.43
		Amount:
Maximum Credit:	$1,200,000.00	Date Last Payment:	May 07, 2019
Maximum Credit Code:	Non-Revolving	Amount Last Payment:	$16,103.43
Current Available Credit:	$0.00	Current Days Past Due:	26
Current Other Escrow	$0.00	Total Amount Due:	$43,342.56
Balance:
Current Late Charge	$11,135.70	Total Amount Past Due:	$16,103.43
Balance:
Current Other Escrow	$0.00	Payment Frequency:	Monthly
Interest Balance:
Participation Balance:	$779,704.65	Regular Payment Amount:	$16,103.43
Net Principal:	$259,901.56	Current Rate Over:	7.500000
Book Balance:	$1,039,606.21	One Day's Interest:	$216.5846
Net Book Balance:	$259,901.56	Current Yield:	7.753615
Total Collateral Value:	$0.00	Original Note Amount:	$0.00
Pledge LTV:	Secu red	Original Note Date:	Oct 16, 2015
Payments Scheduled:	124	Renewal Date:	Oct 17, 2015
Payments Billed:	44	Maturity Date:	Mar 13, 2026
Payments Made:	42	Contract Date:	Oct 16, 2015
Times Extended:		Months To Maturity:	81.3
Times Renewed:	1	Date Accrued Through:	Jun 04, 2019
Times Past Due 1-29 Days:	22	Date Last Transaction	May 20, 2019
		Activity:
Times Past Due 30-59 Days:	4	Date Principal Paid To:	Apr 10, 2019
Times Past Due 60-89 Days:		Date Interest Paid To:	May 07, 2019
Times Past Due 90+ Days:		Date Last Change:	Mar 11, 2019
		Date Last Updated:	Jun 04, 2019
Available Credit
Maximum Credit:	$1,200,000.00
Maximum Credit Code:	Non-Revolving
Available Credit:	$0.00
Line Available Balance Code:	Original Note Amount
Date Last Advance:	Mar 07, 2016	Date Last Zero Balance:	Oct 17, 2015
Amount Last Advance:	$75,000.01	Payment Reserve Option:	Include In Available Credit
		Internal Payment Option:	(None)

16

Available Credit History

Print

	2019	2018	Loan-To-Date
Principal Advanced:	$0.00	$0.00	$1,200,000.00
Principal Paid:	$42,243.46	$84,478.16	$160,393.79
Average Balance:	$1,058,538.01	$1,124,332.22
Low Principal Balance:	$1,039,606.21	$1,081,849.67
High Principal Balance:	$1,081,849.67	$1,166,327.83
Days Active:	155	365
Days Inactive:
Interest Earned:
Interest Paid”	$33,966.65	$77,240.53	$255,952.34
	$32,477.61	$76,720.35	$249,887.98

Participation
Participation Number:	6500075031	Percent Participated:	75.0000%
Principal Balance:	$779,704.65	Interest Method:	[7] 365/360 P&I Separate-Simple (30/360 Day Basis)
Interest Balance	$4,548.27	Principal Payment Frequency:	Maturity
Payoff:	$784,252.92	Interest Payment Frequency:	Maturity
Current Rate Over Split	7.500000	Percent Participated Method:	Percentage of Base Note Balance
Service Fee Rate:	1.000000	Source Code:	[600001]
Total Amount Past Due:	$0.00	Recourse Code:	No Recourse
Original Note Amount:	$900,000.00
Original Note Date:	Mar 25, 2016
Maturity Date	(Extended) Mar 13, 2026

17

YUENGLING'S ICE CREAM CORP

1058 CENTRE TURNPIKE

ORWIGSBURG PA 17961-9055

Loan Payoff Statement

Loan Payoff for:	Loan Number:	500075031
YUENGLING'S ICE CREAM CORP	Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE	Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055	Method:	6/6

Collateral:UCC FILING
STATE #2014082901251

Principal:		$1,039,606.21
Interest To Jun 05, 2019:		$6,064.36
Late Charges:		$11,135.70
UCC (1) STATE PAYOFF ADDENDA ON LOAN #2800296		$1.00
Net Amount Due:		$1,056,807.27

Additional Information

One Day's Interest:	$216.58

18

Note 500072673 - YUENGLING'S ICE CREAM CORP

	Relationship	Date of Birth	Phone Number	Tax Identification

YUENGLINGIS ICE CREAM CORP	Owner		**********	EIN **_*******
1058 CENTRE TURNPIKE
ORWIGSBURG PA 17961-9055

Additional Relationship

Tax Name: YUENGLING'S ICE CREAM CORP

Summary

Principal Balance:	$16,749.08	Interest Method:	[6] 365/360 Payments P&I
Interest Balance:	$101.42	Current Payment Due Date:	May 06, 2019
Net Payoff:	$17,908.02	Current Payment Due	$1,321.91
		Amount:
Current Other Escrow	$0.00	Date Last Payment:	May 07, 2019
Balance:
Current Late Charge	$1,057.52	Amount Last Payment:	$1,321.91
Balance:
Current Other Escrow	$0.00	Current Days Past Due:	30
Interest Balance:
Book Balance:	$16,749.08	Total Amount Due:	$3,701.34
Total Collateral Value:	$71,108.00	Total Amount Past Due:	$1,321.91
Pledge LTV:	23.55%	Payment Frequency:	Monthly
Payments Scheduled:	60	Regular Payment Amount:	$1,321.91
Payments Billed:	49	Current Rate Over:	4.950000
Payments Made:	47	One Day's Interest:	$2.3029
Times Extended:		Current Yield:	4.707332
Times Renewed:	0	Original Note Amount:	$70,000.00
Times Past Due 1-29 Days:	21	Original Note Date:	May 06, 2015
Times Past Due 30-59 Days:	2	Maturity Date:	May 06, 2020
Times Past Due 60-89 Days:		Contract Date:	May 06, 2015
Times Past Due 90+ Days:		Months To Maturity:	11.1
		Date Accrued Through:	Jun 04, 2019
		Date Last Transaction	May 21, 2019
		Activity:
		Date Principal Paid To:	Apr 06, 2019
		Date Interest Paid To:	Apr 23, 2019
		Date Last Change:	Feb 13, 2019
		Date Last Updated:	Jun 04, 2019

19

YUENGLING'S ICE CREAM CORP

1058 CENTRE TURNPIKE

ORWIGSBURG PA 17961-9055

Loan Payoff Statement

Loan Payoff for:	Loan Number:	500072673
YUENGLING'S ICE CREAM CORP	Date Quoted:	Jun 05, 2019
1058 CENTRE TURNPIKE	Payoff Good To:	Jun 05, 2019
ORWIGSBURG PA 17961-9055	Method:	6/0

Collateral: VEHICLE TITLE
2015 CHEV 4500 COMM CUTAWAY

Principal:		$16,749.08
Interest To Jun 05, 2019:		$101.42
Late Charges:		$1,057.52
Net Amount Due:		$17,908.02

Additional Information

One Day's Interest:	$2.30

20

EXHIBIT B COLLATERAL

Collateral:

Inventory located at Harvest Storage in Kinzers, PA

Accounts Receivable

Assets

Yuengling's Ice Cream trademark

Butterbeer trademark

Black & Tan trademark

Three Ice cream carts

Three Chest Freezers

Three Epson Ink Jet printers

Five Laptop computers

Three Coleman Coolers

Two insulated bags

Miscellaneous Office supplies

21

EXHIBIT C

BILL OF SALE

BILL OF SALE PRIVATE UCC SALE

THIS BILL OF SALE PRIVATE UCC SALE (the "Bill of Sale"), dated as of June 18th , 2019, is by and between MID PENN BANK, a State Chartered Bank ("MPB"), as agent for itself ("Lender"), as authorized pursuant to 13 P.A.C.S.A 9617, on behalf of Yuengling's Ice Cream Corporation, a Pennsylvania business corporation (the "Debtor") and YIC Acquisitions Corp., a Nevada corporation ("Buyer").

I.       RECITALS

A.       Lender and Buyer are parties to that certain Secured Creditor Asset Purchase Agreement of even date herewith (the "Purchase Agreement"). Capitalized terms used in this Bill of Sale and defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement unless otherwise defined herein.

B.       Under the Purchase Agreement, Lender agreed to sell and Buyer agreed to buy the Transferred Assets, as more fully described on Exhibit "A" attached hereto (the "Transferred Assets").

C.       Lender has exercised its post-default remedies with respect to the Transferred Assets and has noticed the sale of the Transferred Assets to Buyer by private UCC sale in accordance with 13 PA.C.S.A. 9-610 of the Uniform Commercial Code (the "UCC Foreclosure Sale")

D.       In accordance with 13 PA.C.S.A. 9-617, Lender and Buyer now desire to confirm the conveyance of all of Debtor's rights, title and interest in and to the Transferred Assets to Buyer as a result of the UCC Foreclosure Sale.

II.       AGREEMENTS

NOW, THEREFORE, for good a valuable consideration as set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, for itself and for and on behalf of Debtor, hereby sells, conveys, transfers and assigns unto Buyer, its successors and assigns, all Debtor's interest in the Transferred Assets.

LENDER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO: THE TITLE TO THE TRANSFERRED ASSETS; THE CONDITION, DESIGN, OR QUALITY OF THE TRANSFERRED ASSETS; THE FITNESS OF THE TRANSFERRED ASSETS FOR USE OR FOR A PARTICULAR PURPOSE; THE MERCHANTABILITY OF THE TRANSFERRED ASSETS; COMPLIANCE OF THE TRANSFERRED ASSETS WITH THE REQUIREMENTS OF ANY LAWS, RULES, SPECIFICATIONS OR CONTRACTS PERTAINING THERETO; PATENT INFRINGEMENT; LATENT DEFECTS; THE QUALITY OF THE MATERIALOR WORKMANSHIP OF THE TRANSFERRED ASSETS OR THE CONFORMITY OF THE TRANSFERRED ASSETS TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO; THE OPERATION, USE, OR PERFORMANCE OF THE TRANSFERRED ASSETS; OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED ASSETS. BUYER ALSO AKNOWLEDGES THAT LENDER HAS MADE NO REPRESENTATION OR WARRANTY OF ANY KIND, NATURE OR DESCRIPTION EXPRESS OR IMPLIED, WITH RESPECT TO THE OPERATION, USE OR PERFORMANCE OF THE TRANSFERRED ASSETS.

LENDER SHALL HAVE NO LIABILITY TO BUYER OR ANY PERSON WHOMSOEVER (INCLUDING LESSEES OR PURCHASERS OF ALL OR ANY OF THE TRANSFERRED ASSETS) FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSES (INCLUDING ATTORNEYS FEES) OF ANY KIND OR NATURE, WHETHER SPECIAL, CONSEQUENTIAL, ECONOMIC OR OTHERWISE, CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY, OR CONSEQUENTIALLY BY THE TRANSFERRED ASSETS OR ANY PART THEREOF OR PRODUCTS THEREFROM, BY ANY INADEQUACY OF THE TRANSFERRED ASSETS OR DEFCT OR DEFICIENCY THEREIN, BY ANY INCIDENT WHATSOEVER ARISING IN STRICT LIABILITY OR OTHERWISE FORM LENDER'S OR BUYER'S NEGLIGENCE OR OTHERWISE, OR FOR ANY LOSS OF BUSINESS OR DAMAGE WHATSOEVER AND HOWSOEVER CAUSED, OR ARISING OUT OF THE TRANSFERRED ASSETS.

22

Buyer acknowledges that Lender has made no representation or warranty concerning the location of the Transferred Assets nor whether all of the Transferred Assets are in existence or operational. BUYER PURCHASES THE ASSETS "AS IS" AND WHERESOEVER LOCATED, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. Buyer accepts the Transferred Assets subject to the terms of this Bill of Sale, and subject to the terms, conditions, and warranties contained in the Purchase Agreement.

Except as set forth in the Purchase Agreement, Buyer agrees to be responsible for all taxes, that are now existing or hereafter are incurred, assessed, or imposed on the Transferred Assets or as a result of the ownership or sale of the Transferred Assets.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

LENDER:

Mid Penn Bank

Pursuant to 13 PA. C.S.A. §9617

And for and on behalf of Yuengling's Ice Cream Corporation

By: _____________________________

Name: ___________________________

Title: ____________________________

BUYER:

YIC Acquisitions Corporation,

a Nevada corporation

By: /s/ Everett M. Dickson

Name: Everett M. Dickson

Title: President

24

EXHIBIT D

EXCLUDED ASSETS

None.

25

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assumption Agreement"), dated June 19, 2019, is by and between MID PENN BANK, a Pennsylvania State Chartered Bank, as agent for itself ("Assignor"), as authorized pursuant to 13 PA. C.S.A. §9617, on behalf of Yuengling's Ice Cream Corp a Pennsylvania corporation (the "Debtor"), and YIC Acquisitions Corporation., a Nevada corporation ("Assignee").

I.	RECITALS

A.	Assignor and Assignee are parties to that certain Secured Creditor Asset Purchase Agreement of even date herewith, as amended (the "APA"), pursuant to which Assignor agreed to sell, and Assignee agreed to purchase certain assets of Debtor.[1]

B.	Pursuant to the APA, Assignee also agreed to assume certain liabilities of Debtor.

C.	In connections with the purchase and sale of the assets of Debtor and pursuant to the APA, Assignor has agreed to assign to Assignee certain contracts and other agreements relating to the Debtor's business.

II.       AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.       Assignor hereby sells, assigns and transfers to Assignee all of Assignor's and Debtor's right, title and interest in the contracts and other agreements set forth in Exhibit "A" attached hereto.

2.       Assignee hereby assumes any and all obligations associated with the contracts and other agreements set forth in Exhibit "A".

3.       Assignee hereby assumes and agrees to timely pay, perform and discharge when due the liabilities as described in Exhibit "A" of the APA.

4.       Assignee does not hereby assume nor agree to pay, perform, or discharge, and the Debtor shall remain unconditionally liable for, any and all liabilities not set forth on Exhibit A of the APA.

5.       The assumption by Assignee of the liabilities is not intended by the parties to expand the rights and remedies of any third party against Assignee in respect of such liabilities as compared to the rights and remedies which such third party would have had against the Debtor in respect of such liabilities had Assignee not consummated the transactions contemplated by the APA. Nothing contained herein shall, or shall be construed to, prejudice the right of Assignee to contest any claim or demand with respect to any liability assumed hereunder and Assignee shall have all rights which the Debtor may have or have had to defend or contest any such claim or demand.

____________________________

1 All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the APA.

26

6.       The scope, nature and extent of the liabilities assumed are expressly set forth in the APA. Nothing contained herein shall change, amend, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the APA in any manner whatsoever. This Assumption Agreement does not create or establish liabilities or obligations not otherwise created or existing under or pursuant to the APA. To the extent any terms and provisions of this Assumption Agreement are inconsistent with or in conflict with any term, condition provision of the terms and provisions of the APA, the terms of the APA shall govern and control.

7.       Assignor agrees to take such actions and to execute such documents as Assignee shall reasonably request in order to fully effectuate this Agreement.

8.       This Assumption Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

9.       This Assumption Agreement shall inure to the benefit of and be binding upon the successors and assigns of Assignor and Assignee, respectively.

10.       This Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

27

IN WITNESS WHEREOF, the parties have executed this Assumption Agreement on the date set forth above.

MID PENN BANK

A Pennsylvania State Chartered Bank

Pursuant to 13 PA C.S.A. 9-617

For itself and on behalf of Yuengling Ice Cream Corp.,

a Pennsylvania corporation

By: _____________________________

Name: ___________________________

Title: ____________________________

YIC Acquisitions Corporation

a Nevada corporation

By: /s/ Everett M. Dickson

Name: Everett M. Dickson

Title: President

[Signature Page to Assignment and Assumption Agreement]

28

EXHIBIT F

LIABILITIES NOT ASSUMED

LITIGATION

Except as expressly set forth in Section 4a. above, Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Lender or of Debtor whatsoever.

Below is a list of litigation or threatened litigation:

Klunk & Milian Advertising Design, Inc. — Filed suit against Yuengling's Ice Cream Corporation and David Yuengling — initial claim in the amount of $225,349.28

Krasdale Foods, Inc — Filed suit Yuengling's Ice Cream Corporation in the amount of $8,782.31

De Lage Landen Financial Services, Inc. ("DLL") — Filed suit against Yuengling's in the amount of $15,902.29

EchoHR ongoing arbitration — EchoHR is seeking $214,500. EchoHR proposed a settlement of $27,000

Harris Teeter - Demand letter / threat — Harris Teeter requested payment in the amount of $85,863.66

T3C (formerly Retail Solutions) — Emailed threat from Altus Collection Agency — Requested payment of $6,067

Robert Salna requesting repayment on $250,000 9 month 12% convertible note with Yuengling's Ice Cream. Original note signed on December 28, 2017 with Danny landoli. Robert Salna purchased the note from D. landoli on February 1, 2019 for $50,000

Ahold — Threat from the Leviton Law Firm. They have requested payment of $49,958.17

29

EXHIBIT G

ASSIGNMENT OF PATENTS

NONE

30

EXHIBIT H

TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT ("Assignment") is made by MID PENN BANK, a Pennsylvania State Chartered Bank, as agent for itself and Yuengling's Ice Cream Corp. ("Yuengling") (collectively "Assignor"), and YIC Acquisitions Corporation, a Nevada corporation ("Assignee"), and having its principal place of business at 123 W. Nye Lane, Suite 129, Carson City, Nevada 89706, effective as of June 19, 2019, as follows:

RECITALS

WHEREAS, ASSIGNOR has acquired the right and authority to transfer and assign ail rights, title and interest of Yuengling (defined below), in and to the trademark registrations and applications (collectively, the "Marks") set forth in SCHEDULE A, attached hereto and made a part hereof; said trademarks, including all registrations and applications for registration thereof and all rights to sue and recover for past infringement thereof, and all goodwill associated therewith, being collectively referred to herein as the "ASSIGNED TRADEMARKS": found in the attached SCHEDULE A.

WHEREAS, Assignee and Assignor are parties to the Secured Creditor Asset Purchase Agreement of even date herewith (the "Agreement"), pursuant to which Assignor has agreed to, among other things, sell and Assignee has agreed to purchase through a private sale under 13 PA C.S.A §9-610 of the Uniform Commercial Codes substantially all of the assets of Yuengling, including without limitation the ASSIGNED TRADEMARKS; and

WHEREAS, ASSIGNEE and ASSIGNOR wish to transfer record title of the ASSIGNED TRADEMARKS and to execute a document suitable for recordation in the United States Patent and Trademark Office ("USPTO") and other trademark offices worldwide.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR does grant, assign, transfer, convey and deliver to ASSIGNEE all Yuengfing's right, title and interest in, to and under the ASSIGNED TRADEMARKS throughout the world, together with the goodwill of the business in connection with which the ASSIGNED TRADEMARKS have been used in the United States or any other countries.

BOTH PARTIES give to the bearer of an original copy of this Assignment all power to complete all necessary formalities in order to render it fully effective and to represent the Assignee at the USPTO or any trademark office or authority in any country in view of the recording of the change of ownership of these Trademarks.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

31

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE have caused this Assignment to be executed by their duly authorized representatives. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

ASSIGNOR:

MID PENN BANK
A Pennsylvania State Chartered Bank
Pursuant to 13 PA C.S.A. §9-617
For itself and for and on behalf of Yuengling's
Ice Cream Corporation

By: ______________________________

Name: ____________________________

Title: _____________________________

ASSIGNEE:

YIC ACQUISITIONS CORP.,
a Nevada corporation

By: /s/ Everett M. Dickson

Name: Evertt M. Dickson

Title: President

32